Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, Temasek Holdings (Private) Limited, Fullerton Management Pte Ltd, Fullerton Financial Holdings Pte. Ltd. and Allamanda Investments Pte Ltd, hereby agree and acknowledge that the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated: February 12, 2010	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Leong Wai Leng
		Name:	Leong Wai Leng
		Title:	Senior Managing Director, Corporate Development & Chief Financial Officer

Dated: February 12, 2010	FULLERTON MANAGEMENT PTE LTD
	By:	/s/ Leong Wai Leng
		Name:	Leong Wai Leng
		Title:	Director

Dated: February 12, 2010	FULLERTON FINANCIAL HOLDINGS PTE. LTD.
	By:	/s/ Syed Aamir Zahidi
		Name:	Syed Aamir Zahidi
		Title:	Executive Vice President

Dated: February 12, 2010	ALLAMANDA INVESTMENTS PTE LTD
	By:	/s/ Rooksana Shahabally
		Name:	Rooksana Shahabally
		Title:	Director